EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2016 Fourth Quarter and Full Year Financial Results

Highlights:

  Revenues for the fourth quarter increased 6.4%, to $106.7 million, compared to the fourth quarter of 2015
  Full-year cash flow from operations increased 32% to a record $38.1 million, an increase of $9.2 million from fiscal 2015
  Fiscal 2016 diluted earnings per share was $0.26, compared to $0.06 in fiscal 2015
  Environmental Services segment operating margin was a record 30.7% for the fourth quarter and up to a record 29.0% for the full-year fiscal 2016
  Oil Business segment operating margin was 4.1% in the fourth quarter compared to a loss of 18.7% in the fourth quarter of 2015
  Fourth quarter EBITDA was a record $11.4 million compared to EBITDA of $0.7 million for the fourth quarter of 2015

ELGIN, Ill., March 01, 2017 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services, and used oil re-refining primarily focused on small and mid-sized customers, today announced results for the fourth quarter of fiscal 2016 and for the full fiscal year, which ended December 31, 2016.

Fourth Quarter Review

Revenue for the fourth quarter of 2016 was $106.7 million compared to $100.4 million for the same quarter of 2015, an increase of 6.4%.

Operating margin increased to 21.1% from 14.4% in the fourth quarter of 2015 which was negatively impacted due to inventory write-downs. Higher revenue from used oil collection services, and lower disposal costs helped improve margins during the quarter. Our SG&A expense as a percentage of revenue was 15.5% for the fourth quarter compared to 15.0% of revenue in the fourth quarter of 2015.

Net income attributable to common shareholders for the fourth quarter was $3.4 million compared to a net loss attributable to common shareholders of $2.5 million in the year earlier quarter. Basic earnings per share was $0.15 in the fourth quarter of fiscal 2016 compared to a loss of $0.11 in the fourth quarter of fiscal 2015. After excluding severance and related costs, adjusted earnings per share for the fourth quarter of fiscal 2016 would have been $0.20 per share.

Fiscal 2016 Review

In 2016 we generated $347.6 million of revenue, compared to prior year revenue of $350.0 million, a decrease of $2.4 million or 0.7%.

Operating margin increased to 18.9% in fiscal 2016 compared to 16.0% in fiscal in fiscal 2015. The improvement in profitability is due to significantly higher revenues from used oil collection charges, significantly lower inventory write-downs, and lower fuel prices in fiscal 2016 compared to fiscal 2015. SG&A expense for fiscal 2016 was 15.4% of revenue, up from 14.0% in fiscal 2015 mainly due to higher legal fees year over year.

Net income attributable to common shareholders for fiscal 2016 was $5.8 million compared to net income attributable to common shareholders of $1.3 million for fiscal 2015. Basic earnings per share was $0.26 for fiscal 2016 compared to $0.06 in fiscal 2015. The Company’s recently appointed President and CEO Brian Recatto commented, “We are pleased that we were able to achieve record net income during the year.” Mark DeVita, Chief Financial Officer stated, "Along with record profitability we were able to generate improved cash flow during 2016 which will give us the flexibility to take advantage of future opportunities to help grow our revenue."

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenues remained flat at $68.3 million during the quarter compared to the fourth quarter of fiscal 2015. During fiscal 2016, Environmental Services segment revenues decreased $1.9 million, or 0.9%, compared to fiscal 2015. The decrease in this segment was primarily driven by a downturn in activity at customers directly involved in, and related to, the energy sector.

Brian Recatto commented, "While we had hoped to see revenue growth during the fourth quarter, we are optimistic that the stable results produced in the quarter will provide the foundation for renewed growth in our Environmental Services segment businesses during 2017."

Our Oil Business segment includes used oil collection activities, sales of recycled fuel oil, and re-refining activities. During the fourth quarter of fiscal 2016, Oil Business revenues increased 20.1% to $38.5 million compared to $32.0 million in the fourth quarter of fiscal 2015. The revenue increase was mainly driven by higher charges for used oil collection services and higher volumes of base oil sold. Oil Business segment operating margin was 4.1% in the fourth quarter of 2016 compared to a loss of 18.7% in the fourth quarter of fiscal 2015.

Brian Recatto, commented, "Even with very challenging market conditions in early 2016 we were able to stabilize our Oil Business segment after the first quarter. We believe we have additional opportunities to drive improved efficiencies in this business during 2017."

Arbitration Update

During the first quarter of fiscal 2017 we received a partial award for a claim made in our ongoing arbitration related to our acquisition of FCC Environmental in 2014.  As part of the partial award we received a payment of $5.5 million for which we will recognize a gain during the first quarter of fiscal 2017.

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility, including a drop in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost-effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 17, 2016. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services and waste antifreeze collection and recycling. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 83 branches serving approximately 107,000 customer locations.

Conference Call

The Company will host a conference call on Thursday, March 2, 2017 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc. Condensed Consolidated Balance Sheets (In Thousands) (Unaudited)

	December 31, 2016	January 2, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$36,610	$23,608
Accounts receivable - net	47,533	41,592
Inventory - net	18,558	24,774
Other current assets	6,094	4,810
Total Current Assets	108,795	94,784
Property, plant and equipment - net	131,175	131,365
Equipment at customers - net	23,033	23,172
Software and intangible assets - net	19,821	22,202
Goodwill	31,483	30,325
Total Assets	$314,307	$301,848

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$30,984	$25,129
Current maturities of long-term debt and term loan	6,936	6,700
Accrued salaries, wages, and benefits	6,312	4,330
Taxes payable	6,729	6,735
Other current liabilities	3,245	3,617
Total Current Liabilities	54,206	46,511
Term loan, less current maturities - net	56,518	62,778
Deferred income taxes	5,314	2,726
Total Liabilities	$116,038	$112,015

STOCKHOLDERS' EQUITY:
Common stock	$223	$222
Additional paid-in capital	185,099	182,558
Retained earnings	12,227	6,385
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	197,549	189,165
Noncontrolling Interest	720	668
Total Equity	198,269	189,833
Total Liabilities and Stockholders' Equity	$314,307	$301,848

Heritage-Crystal Clean, Inc. Condensed Consolidated Statements of Operations (In Thousands, Except per Share Amounts) (Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Revenues
Product revenues	$36,147	$34,812	$111,729	$134,320
Service revenues	70,602	65,543	235,898	215,698
Total revenues	$106,749	$100,355	$347,627	$350,018

Operating expenses
Operating costs	$79,849	$83,132	$267,503	$280,708
Selling, general, and administrative expenses	15,368	13,716	49,823	45,269
Depreciation and amortization	5,549	4,147	17,991	17,197
Impairment of goodwill	—	3,952	—	3,952
Other expense (income) - net	176	(1,143)	1,416	(1,297)
Operating income (loss)	5,807	(3,449)	10,894	4,189
Interest expense – net	637	513	2,069	1,880
Income (loss) before income taxes	5,170	(3,962)	8,825	2,309
Provision (benefit of) for income taxes	1,672	(1,519)	2,811	899
Net income (loss)	$3,498	$(2,443)	$6,014	$1,410
Income attributable to noncontrolling interest	55	44	172	160
Income (loss) attributable to Heritage-Crystal Clean, Inc. common stockholders	$3,443	$(2,487)	$5,842	$1,250

Net income (loss) per share: basic	$0.15	$(0.11)	$0.26	$0.06
Net income (loss) per share: diluted	$0.15	$(0.11)	$0.26	$0.06

Number of weighted average shares outstanding: basic	22,285	22,166	22,258	22,146
Number of weighted average shares outstanding: diluted	22,603	22,366	22,516	22,408

Heritage-Crystal Clean, Inc. Reconciliation of Operating Segment Information (In Thousands) (Unaudited)

For the Fourth Quarters Ended,

December 31, 2016

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$7,056	$29,091	$—	$36,147
Service revenues	61,242	9,360	—	70,602
Total revenues	$68,298	$38,451	—	$106,749
Operating expenses
Operating costs	44,968	34,881	—	79,849
Operating depreciation and amortization	2,350	1,996	—	4,346
Profit before corporate selling, general, and administrative expenses	$20,980	$1,574	$—	$22,554
Selling, general, and administrative expenses			15,368	15,368
Depreciation and amortization from SG&A			1,203	1,203
Total selling, general, and administrative expenses			$16,571	$16,571
Impairment of goodwill			—	—
Other expense - net			176	176
Operating income			—	5,807
Interest expense - net			637	637
Income before income taxes			—	$5,170

January 2, 2016
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$6,828	$27,984	$—	$34,812
Service revenues	61,507	4,036	—	65,543
Total revenues	$68,335	$32,020	—	$100,355
Operating expenses
Operating costs	45,486	37,646	—	83,132
Operating depreciation and amortization	2,422	360	—	2,782
Profit (loss) before corporate selling, general, and administrative expenses	$20,427	$(5,986)	$—	$14,441
Selling, general, and administrative expenses			13,716	13,716
Depreciation and amortization from SG&A			1,365	1,365
Total selling, general, and administrative expenses			$15,081	$15,081
Impairment of goodwill			3,952	3,952
Other (income) - net			(1,143)	(1,143)
Operating loss			—	(3,449)
Interest expense - net			513	513
Loss before income taxes			—	$(3,962)

For the Fiscal Years Ended,

December 31, 2016

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$21,882	$89,847	$—	$111,729
Service revenues	202,496	33,402	—	235,898
Total revenues	$224,378	$123,249	—	$347,627
Operating expenses
Operating costs	151,860	115,643	—	267,503
Operating depreciation and amortization	7,517	6,784	—	14,301
Profit before corporate selling, general, and administrative expenses	$65,001	$822	$—	$65,823
Selling, general, and administrative expenses			49,823	49,823
Depreciation and amortization from SG&A			3,690	3,690
Total selling, general, and administrative expenses			$53,513	$53,513
Other expense - net			1,416	1,416
Operating income			—	10,894
Interest expense - net			2,069	2,069
Income before income taxes			—	$8,825

January 2, 2016

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$22,462	$111,858	$—	$134,320
Service revenues	203,851	11,847	$—	215,698
Total revenues	$226,313	$123,705	$—	$350,018
Operating expenses
Operating costs	155,321	125,387	—	280,708
Operating depreciation and amortization	7,468	6,013	—	13,481
Profit (loss) before corporate selling, general, and administrative expenses	$63,524	$(7,695)	$—	$55,829
Selling, general, and administrative expenses			45,269	45,269
Depreciation and amortization from SG&A			3,716	3,716
Total selling, general, and administrative expenses			$48,985	$48,985
Impairment of goodwill			3,952	3,952
Other (income) - net			(1,297)	(1,297)
Operating income			—	4,189
Interest expense - net			1,880	1,880
Income before income taxes			$—	$2,309

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and Adjusted EBITDA
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,
(Thousands)	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Net income (loss)	$3,498	$(2,443)	$6,014	$1,410

Interest expense - net	637	513	2,069	1,880

Provision (benefit of) for income taxes	1,672	(1,519)	2,811	899

Depreciation and amortization	5,549	4,147	17,991	17,197

EBITDA(a)	$11,356	$698	$28,885	$21,386

Legal Fees (b)	537	893	5,581	1,532

Fines and Restitution (c)	—	—	1,579	—

Inventory write-down (d)	—	2,371	1,651	9,217

Severance	1,231	—	1,231	—

Impairment of goodwill	—	3,952	—	3,952

Acquisition and integration costs of FCC Environmental	—	90	—	1,793

Non-cash compensation	1,028	255	1,926	1,077

Adjusted EBITDA(e)	$14,152	$8,259	$40,853	$38,957

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;
EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Legal fees incurred to resolve routine and non-routine matters stemming from the acquisition of FCC Environmental and International Petroleum Corp.
(c)	Fines and restitution related to activities at FCC Environmental and International Petroleum Corp. prior to our acquisition of these companies.
(d)	The write down of inventory values resulted in lower carrying costs for certain types of inventories. Depending on various factors, it is possible that these lower inventory values may result in lower cost of sales in future periods and thereby positively impact profitability in future periods.
(e)	Adjusted EBITDA also represents EBITDA adjusted for certain non-cash or infrequently occurring items such as:
(1) Non-cash inventory impairment charge, which is included in Operating Costs
(2) Acquisition and integration costs related to the purchase of FCC Environmental, which are included in SG&A
(3) Non-cash compensation expenses which are recorded in SG&A
We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net earnings and adjusted net earnings per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net earnings and adjusted net earnings per share provide investors and management useful information about the earnings impact of certain severance and related costs.

Reconciliation of our Net Earnings and Net Earnings Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings and Non-GAAP Adjusted Net Earnings Per Share
(Dollars in thousands, except per share data)
(Unaudited)

Fourth Quarter Ended,

December 31, 2016

GAAP net earnings	$3,443

Severance and related costs (a)	1,527
Tax effect on severance and related costs	(494)

Adjusted net earnings	$4,476

GAAP basic and diluted earnings per share	$0.15

Severance and related costs per share	0.07
Tax effect severance and related costs per share	(0.02)

Adjusted basic and diluted earnings per share	$0.20

(a) Severance and related costs include severance and expenses for accelerated vesting of retiree restricted stock grants.

CONTACT
Mark DeVita, Chief Financial Officer, at (847) 836-5670